UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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FEDERAL SIGNAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News From
REGENCY TOWERS, 1415 W. 22ND ST., OAK BROOK, ILLINOIS 60523
FOR IMMEDIATE RELEASE
WARREN KANDERS WITHDRAWS SLATE OF DIRECTOR NOMINEES
OAK BROOK, Ill., April 24, 2009 — Federal Signal Corporation (NYSE: FSS), a leader in advancing security and well-being, today announced that Warren Kanders has notified the Company that he is withdrawing his slate of nominees for election to Federal Signal’s Board of Directors at the 2009 Annual Meeting of Stockholders.
The Company issued the following statement:
“With the withdrawal of Warren Kanders’ slate of nominees, we look forward to focusing on the continued execution of our strategy to deliver consistent, profitable growth, enhance earnings and cash flow, and create value for all Federal Signal stockholders.
“We greatly appreciate the strong support of our stockholders and their confidence in the Board’s nominees throughout this process. We are also gratified to have earned the support of three of the nation’s leading independent proxy advisory firms — RiskMetrics Group/ISS Governance Services, Glass Lewis & Co. and PROXY Governance — each of which recommended that Federal Signal stockholders vote for all three of the Company’s director nominees — Jim Goodwin, Joe Wright and Bill Osborne — on the WHITE proxy card.
“These three proxy advisory firms share our long-held belief that Federal Signal has the right plan and the right Board and management team in place to lead the Company and create stockholder value.”
Federal Signal’s 2009 Annual Meeting of Stockholders will be held on April 29, 2009 at 8:30 a.m., local time, at the Elgin Sweeper Company, 1300 West Bartlett Road, Elgin, Illinois 60120.
To insure that shares of all Federal Signal stockholders are represented at the Annual Meeting, the Company urges stockholders to vote their shares on the WHITE proxy card today. Federal Signal stockholders with questions about the last-minute voting of shares should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-800-5186.
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This news release may contain words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate” and “objective” or the negative thereof or similar terminology concerning Federal Signal’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Federal Signal’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause Federal Signal’s actual results, performance or achievements to be materially different from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission (“SEC”).
Important Information
In connection with the solicitation of proxies, on March 30, 2009, Federal Signal filed with the SEC and, on March 31, 2009, mailed to stockholders a definitive proxy statement and a WHITE proxy card for its 2009 Annual Meeting of Stockholders. Stockholders may obtain Federal Signal’s proxy statement, a WHITE proxy card and any amendments or supplements and other documents for free by contacting Innisfree M&A Incorporated toll-free at (877) 800-5186.
Contacts:

William G. Barker III	Matthew Sherman / Tim Lynch
Senior Vice President & Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
Federal Signal Corporation	212-355-4449
630-954-2000	msherman@joelefrank.com /
wbarker@federalsignal.com	tlynch@joelefrank.com
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